Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Flowr Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10/A (the “F-10/A”) of The Flowr Corporation of our report, dated April 4, 2019, on the consolidated financial statements of The Flowr Corporation, which comprise the consolidated statements of financial position as at December 31, 2018 and 2017, and the consolidated statements of loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2018 and December 31, 2017, and a summary of significant accounting policies and other explanatory information appearing in Exhibit 4.3 of this Registration Statement being filed with the United States Securities and Exchange Commission.

We also consent to the reference to us under the heading “Interest of Experts” in the prospectus contained in the F-10/A.

/s/ MNP LLP	/s/ Sandra Alison Solecki

MNP LLP	SANDRA ALISON SOLECKI

Chartered Professional Accountants	Partner, MNP LLP

Mississauga, Ontario
July 12, 2019